Exhibit 6

EXECUTION COPY

November 9, 2010

GENERAL GROWTH PROPERTIES, INC.

110 N. Wacker Drive

Chicago, Illinois 60606

THE HOWARD HUGHES CORPORATION

110 N. Wacker Drive

Chicago, Illinois 60606

Ladies and Gentlemen:

Reference is made to the (a) Amended and Restated Cornerstone Investment Agreement (the “Cornerstone Agreement”), effective as of March 31, 2010, between General Growth Properties, Inc. (“GGP”) and REP Investments LLC (“REP”), an affiliate of Brookfield Asset Management Inc., (b) Amended and Restated Stock Purchase Agreement (the “Fairholme Agreement”), effective as of March 31, 2010, between GGP and The Fairholme Fund and Fairholme Focused Income Fund (collectively, “Fairholme”), and (c) Amended and Restated Stock Purchase Agreement (the “Pershing Agreement” and, together with the Cornerstone Agreement and the Fairholme Agreement, in each case, as amended from time to time, the “Investment Agreements”), effective as of March 31, 2010, between GGP and Pershing Square Capital Management, L.P. on behalf of Pershing Square, L.P., Pershing Square II, L.P., Pershing Square International, Ltd. and Pershing Square International V, Ltd. (collectively “Pershing Square” and, together with REP and Fairholme, the “Investors”).

The Investors, respectively, designated to Blackstone Real Estate Partners VI L.P., a Delaware limited partnership (“Blackstone”), the right (i) to purchase at the closing under the Investment Agreements (“Closing”) the aggregate number of shares of common stock of GGP, as set forth on Exhibit A hereto, that the Investors, respectively, are entitled to purchase at Closing pursuant to the respective Investment Agreements (each such share designated to Blackstone as set forth on Exhibit A, an “Assigned GGP Share”), (ii) to purchase at Closing the aggregate number of shares of common stock of The Howard Hughes Corporation (“THHC”), as set forth on Exhibit A hereto, that the Investors, respectively, are entitled to purchase at Closing pursuant to the respective Investment Agreements (each such share designated to Blackstone as set forth on Exhibit A, an “Assigned THHC Share”), and (iii) to receive the aggregate number of GGP warrants and THHC warrants, as set forth on Exhibit A hereto, issuable to the Investors, respectively, pursuant to the Investment Agreements (each such warrant designated to Blackstone as set forth on Exhibit A, an “Assigned Warrant”).

Blackstone has assigned its right to purchase a portion of the Assigned GGP Shares, the Assigned THHC Shares and the Assigned Warrants to the Affiliates of Blackstone listed below it on the signature pages hereto and as set forth on Exhibit A hereto (such entities, together with Blackstone, the “Blackstone Parties”).

As contemplated by the Investment Agreements, the Blackstone Parties, intending to be legally bound, hereby covenant and agree as follows:

(1) Each Blackstone Party agrees that the Assigned GGP Shares and the Assigned THHC Shares (and shares issuable upon exercise of Assigned Warrants) owned by it shall be disposed of only pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. Each Blackstone Party agrees to the imprinting, so long as is required by this Section (1), of the following legend on any certificate evidencing Assigned GGP Shares or Assigned THHC Shares (and shares issuable upon exercise of Assigned Warrants) owned by it:

THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE “ACT”) OR UNDER ANY STATE SECURITIES LAWS (“BLUE SKY”) OR THE SECURITIES LAWS OF ANY OTHER RELEVANT JURISDICTION. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE. THE SHARES MAY NOT BE SOLD, ASSIGNED, MORTGAGED, PLEDGED, ENCUMBERED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS EITHER (I) A REGISTRATION STATEMENT WITH RESPECT TO THE SHARES IS EFFECTIVE UNDER THE ACT AND APPLICABLE BLUE SKY LAWS AND THE SECURITIES LAWS OF ANY OTHER RELEVANT JURISDICTION ARE COMPLIED WITH OR (II) UNLESS WAIVED BY THE ISSUER, THE ISSUER RECEIVES AN OPINION OF LEGAL COUNSEL SATISFACTORY TO THE ISSUER THAT NO VIOLATION OF THE ACT OR OTHER APPLICABLE LAWS WILL BE INVOLVED IN SUCH TRANSACTION.

Certificates evidencing Assigned GGP Shares and Assigned THHC Shares (and shares issuable upon exercise of Assigned Warrants) shall not be required to contain such legend (A) while a registration statement covering the resale of the applicable shares is effective under the Securities Act, or (B) following any sale of any such shares pursuant to Rule 144 of the Securities Act (“Rule 144”), or (C) following receipt of a legal opinion of counsel to the applicable Blackstone Party that the remaining shares held by the applicable holder are eligible for resale without volume limitations or other limitations under Rule 144. In addition, GGP or THHC, as applicable, shall agree to the removal of all legends with respect to shares deposited with DTC from time to time in anticipation of sale in accordance with the volume limitations and other limitations under Rule 144, subject to GGP’s or THHC’s (whichever is the issuer of such shares, as applicable) approval of appropriate procedures, such approval not to be unreasonably withheld, conditioned or delayed. Following the time at which such legend is no longer required (as provided above) for certain shares, GGP or THHC (whichever is the issuer of such shares, as applicable, severally) shall promptly, following the delivery by the applicable Blackstone Party of a legended certificate representing such shares, deliver or cause to be delivered to such Blackstone Party a certificate representing such shares that is free from such legend. In the event the above legend is removed from any of the shares, and thereafter the effectiveness of a registration statement covering such shares is suspended or GGP or THHC

(whichever is the issuer of such shares, as applicable) determines that a supplement or amendment thereto is required by applicable securities laws, then GGP or THHC (whichever is the issuer of such shares, as applicable) may require that the above legend be placed on any such shares that cannot then be sold pursuant to an effective registration statement or under Rule 144 and such Blackstone Party shall cooperate in the replacement of such legend. Such legend shall thereafter be removed when such shares may again be sold pursuant to an effective registration statement or under Rule 144.

(2) As contemplated by the plan of reorganization to which the Investment Agreements relate, at the time of an underwritten offering of equity or convertible securities by GGP on or prior to the 30th day after the date of the Closing, the Blackstone Parties will enter into a customary ‘lock-up’ agreement with respect to third-party sales of GGP common stock for a period of time not to exceed 120 days to the extent reasonably requested by the managing underwriter in connection with such offering.

As used herein, (a) “Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person (for the purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise); (b) “Business Day” means any day other than (i) a Saturday, (ii) a Sunday or (iii) any day on which commercial banks in New York, New York are required or authorized to close by law or executive order; and (c) “Person” means an individual, a group (including a “group” under Section 13(d) of the Securities Exchange Act of 1934, as amended), a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

(3) Each Blackstone Party represents and warrants as follows: Such Blackstone Party is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act. Such Blackstone Party understands and is able to bear any economic risks associated with such investment (including, without limitation, the necessity of holding such Assigned GGP Shares and Assigned THHC Shares for an indefinite period of time). Such Blackstone Party is acquiring the Assigned GGP Shares, the Assigned THHC Shares and the Assigned Warrants to be acquired by it for investment purposes only and not with a view to or for distributing or reselling such Assigned GGP Shares, Assigned THHC Shares and Assigned Warrants or any part thereof, without prejudice, however, its right, subject to the provisions of this agreement, at all times to sell or otherwise dispose of all or any part of such Assigned GGP Shares, Assigned THHC Shares and Assigned Warrants pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Such Blackstone Party understands that it must bear the economic risk of its investment indefinitely. Such Blackstone Party understands that the Assigned GGP Shares, Assigned THHC Shares and Assigned Warrants are being offered and sold to the Blackstone Parties in reliance upon specific exemptions from the registration requirements of United States federal and state securities Laws.

(4) All notices and other communications in connection with this agreement shall be in writing and shall be considered given if given in the manner, and be deemed given at times, as follows: (a) on the date delivered, if personally delivered; (b) on the day of transmission if sent via facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission; or (c) on the next Business Day after being sent by recognized overnight mail service specifying next business day delivery, in each case with delivery charges pre-paid and addressed to the following addresses: (i) If to any Blackstone Party, to: Blackstone Real Estate Partners VI L.P., 345 Park Avenue, New York, New York 10154, Attention: A.J. Agarwal (Facsimile: (212) 583-5725), with a copy (which shall not constitute notice) to Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, Attention: Brian M. Stadler, Esq. (Facsimile: (212) 455-2502); (ii) If to GGP, to: General Growth Properties, Inc., 110 N. Wacker Drive, Chicago, Illinois 60606, Attention: General Counsel (Facsimile: (312) 960-5485); and (iii) If to THHC, to: The Howard Hughes Corporation, 13355 Noel Road, Suite 950, Dallas, TX 75240, Attention: General Counsel (Facsimile: (214) 741-3021).

(5) Neither this agreement nor any of the rights, interests or obligations under this agreement may be assigned by any party without the prior written consent of the other. This agreement (including the documents and instruments referred to in this agreement) is not intended to and does not confer upon any person other than the parties hereto any rights or remedies under this agreement.

(6) This agreement (including the documents and instruments referred to in this agreement) constitutes the entire agreement of the parties and supersedes all prior agreements, arrangements or understandings, whether written or oral, between the parties with respect to the subject matter of this agreement.

(7) THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF, AND VENUE IN, THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND EACH PARTY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS.

(8) This agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties; and delivered to the other party (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.

(9) Each party shall bear its own expenses incurred or to be incurred in connection with the negotiation and execution of this agreement.

(10) This agreement may be amended, modified, superseded or cancelled, and the terms of this agreement may be waived, only by a written instrument signed by the applicable parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege pursuant to this agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege pursuant to this agreement, nor shall any single or partial exercise of any right, power or privilege pursuant to this agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this agreement. The rights and remedies provided pursuant to this agreement are cumulative and are not exclusive of any rights or remedies which any party otherwise may have at law or in equity.

(11) (a) The parties agree that irreparable damage would occur in the event that any of the provisions of this agreement, or of any other agreement between them with respect to the transactions contemplated by the Investment Agreements or the transactions contemplated hereby or thereby, were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other applicable remedies at law or equity, the parties shall be entitled to an injunction or injunctions, without proof of damages, to prevent breaches of this agreement, or of any other agreement between them with respect to the transactions contemplated by the Investment Agreements or the transactions contemplated hereby or thereby, and to enforce specifically the terms and provisions of this agreement.

(b) To the fullest extent permitted by applicable law, the parties shall not assert, and hereby waive, any claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor, against any other party and its respective Affiliates, members, members’ affiliates, officers, directors, partners, trustees, employees, attorneys and agents on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, or as a result of, this agreement or of any other agreement between them with respect to the transactions contemplated by the Investment Agreements or the transactions contemplated hereby or thereby.

(c) Notwithstanding anything that may be expressed or implied in this agreement and notwithstanding the fact that each Blackstone Party may be a limited partnership, GGP and THHC each agrees and acknowledges that no Person other than the Blackstone Parties shall have any obligation hereunder, and that GGP and THHC have no right of recovery against, and no liability shall attach to, be imposed on or otherwise be incurred by any of the former, current or future directors, officers, employees, agents, affiliates, controlling Persons, general or limited partners, or assignees of the Blackstone Parties or any former, current or future director, officer, employee, agent, affiliate, controlling Person, stockholder, member, manager, general or limited partner, or assignee of any of the foregoing (each, other than the Blackstone Parties, a “Related Person”), whether by or through attempted piercing of the corporate, limited liability company or limited partnership veil, by or through a claim by or on behalf of GGP or THHC against the Blackstone Parties or any Related Person, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable law, or otherwise, except for GGP’s and THHC’s rights against the Blackstone Parties under and to the extent provided in this agreement and subject to the terms and conditions hereof. GGP and THHC each hereby covenants and agrees that it shall not institute, and shall cause its Affiliates not to institute, any proceeding or bring any other claim arising under, or in connection with, this agreement or the transactions contemplated thereby, against the Blackstone Parties or any Related Person except for claims solely against the Blackstone Parties under this agreement. Recourse against the Blackstone Parties under this agreement shall be the sole and exclusive remedy of each of GGP and THHC and their Affiliates against the Blackstone Parties or any Related Person in respect of liabilities or obligations arising under, or in connection with, this agreement, or the transactions contemplated hereby.

[Signature Page Follows]

In witness whereof, the undersigned has caused this agreement to be executed and delivered (by officers thereunto duly authorized) as of the date first written above.

BLACKSTONE REAL ESTATE PARTNERS VI L.P.
By: Blackstone Real Estate Associates VI L.P., its General Partner
By: BREA VI L.L.C., its General Partner

By:	/s/ A.J. Agarwal
Name: A.J. Agarwal
Title: Senior Managing Director

BLACKSTONE REAL ESTATE PARTNERS (AIV) VI L.P.
By: Blackstone Real Estate Associates VI L.P., its General Partner
By: BREA VI L.L.C., its General Partner

By:	/s/ A.J. Agarwal
Name: A.J. Agarwal
Title: Senior Managing Director

BLACKSTONE REAL ESTATE PARTNERS VI.F L.P.
By: Blackstone Real Estate Associates VI L.P., its General Partner
By: BREA VI L.L.C., its General Partner

By:	/s/ A.J. Agarwal
Name: A.J. Agarwal
Title: Senior Managing Director

BLACKSTONE REAL ESTATE PARTNERS VI.TE.1 L.P.
By: Blackstone Real Estate Associates VI L.P., its General Partner
By: BREA VI L.L.C., its General Partner

By:	/s/ A.J. Agarwal
Name: A.J. Agarwal
Title: Senior Managing Director

BLACKSTONE REAL ESTATE PARTNERS VI.TE.2 L.P.
By: Blackstone Real Estate Associates VI L.P., its General Partner
By: BREA VI L.L.C., its General Partner

By:	/s/ A.J. Agarwal
Name: A.J. Agarwal
Title: Senior Managing Director

BLACKSTONE REAL ESTATE HOLDINGS VI L.P.
By: BREP VI Side-by-Side GP L.L.C., its General Partner

By:	/s/ A.J. Agarwal
Name: A.J. Agarwal
Title: Senior Managing Director

BLACKSTONE GGP PRINCIPAL TRANSACTION PARTNERS L.P.
By: Blackstone Real Estate Associates VI L.P., its General Partner
By: BREA VI L.L.C., its General Partner

By:	/s/ A.J. Agarwal
Name: A.J. Agarwal
Title: Senior Managing Director

Agreed as of the date first written above:

GENERAL GROWTH PROPERTIES, INC.

By:	/s/ Thomas H. Nolan, Jr.
Name: Thomas H. Nolan, Jr.
Title: President and Chief Operating Officer

THE HOWARD HUGHES CORPORATION

By:	/s/ Rael Diamond
Name: Rael Diamond
Title: Interim Chief Financial Officer